Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Chemical Financial Corporation 401(k) Savings Plan of our report dated June 24, 2005, with respect to the financial statements and supplemental schedule of the Chemical Financial Corporation 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

June 24, 2005
Detroit, Michigan